Exhibit 99.1

Press Release

Hilb Rogal & Hobbs Company	Investor Contact:	Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone:	(804) 747-3108
Glen Allen, Virginia 23060	Fax:	(804) 747-6046

FOR IMMEDIATE RELEASE

April 24, 2007

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007

FIRST QUARTER

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE: HRH), the world’s 10th largest insurance and risk management intermediary, today reported financial results for the first quarter ended March 31, 2007.

For the first quarter, total revenues were $198.2 million, compared with $183.8 million in the 2006 first quarter. Commissions and fees were $192.2 million for the quarter, compared with $180.4 million for the same period in 2006. Revenues for the first quarter of 2007 primarily reflected the effects of acquisitions and new business, partially offset by accelerated declines in property and casualty premium rates, the effect of divested businesses, and reduced contingent commissions.

Net income for the quarter decreased 2.7% to $25.2 million, or $0.69 per share, compared with $25.9 million, or $0.71 per share, for the same period of 2006. The first quarter operating net income decreased 7.4% to $23.8 million, or $0.65 per share, compared with $25.7 million, or $0.71 per share, for the 2006 first quarter. In addition to the revenue-related factors mentioned above, operating net income was impacted by dilution from recent acquisitions. The first quarter operating net income plus amortization increased on a per share basis by 1.2% from $0.84 per share to $0.85 per share.

The difficult property and casualty rate environment was the biggest factor impacting the earnings growth in the quarter. In addition, the earnings growth rate for the quarter was adversely impacted by three factors: the dilutive impact of certain recent acquisitions; contingent commissions of recently acquired companies received but not recognized as income and recorded as a reduction to the purchase price; and lower same store contingent commissions. These three items, in the aggregate, reduced operating net income by $0.12 per share.

The operating margin for the 2007 first quarter was 26.4%, compared with 28.3% for the 2006 first quarter. The margin decline was attributable to continued pressure from declining property and casualty premium rates, the aforementioned impact of recent acquisitions, and lower contingent commissions.

Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures. Organic growth on core commissions and fees was (0.9)% for the 2007 first quarter. Organic growth for each of the company’s reportable segments is included in a separate table in this release.

Acquisitions continue to be a key growth strategy for the company. During the first quarter, the company completed four acquisitions with aggregate annualized revenues of $52 million.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007

FIRST QUARTER – Continued

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “For the first quarter, our new business and renewal retention metrics were strong; sales, prospecting, and acquisition pipelines were encouraging; and company-wide service and efficiency initiatives were underway and gathering momentum. Nevertheless, our financial results for the quarter were unsatisfactory, pressured primarily by accelerating insurance rate declines and by period-specific issues, including dilution from recent acquisitions.”

F. Michael Crowley, president, added, “Given further rate declines, our ability to hold domestic retail organic growth flat for the quarter was an accomplishment, reflecting the diversity of our products, services and geographic markets, as well as our sales and service culture, national practice groups and major account teams. The soft market, however, continues to intensify our focus on existing clients, prospects and driving superior execution, efficiency and quality. Those dynamics accurately capture the state of the company as we enter the second quarter.”

Vaughan concluded, “The first quarter marked the launch of our new 2007-2011 five-year strategic plan which is focused primarily on execution and accountability, as applied, in particular, to the client experience, financial performance and development of our people. We are confident that the new plan will improve our ability to serve clients, build investment value, and maintain HRH as the best place to build a career in the industry. In summary, notwithstanding the slow start and soft market, the good news is that our key strengths—talent, broad products and services, effective sales and operating models, and capacity for continuous improvement—are as competitive as ever, among the best in the business, and improving.”

About HRH

Hilb Rogal & Hobbs Company (HRH) is the eighth largest insurance intermediary in the United States, with over 120 offices throughout the United States and the world. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients’ businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company’s common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

Forward-Looking Statements

Forward-looking statements made during the course of our conference calls, in filings by the company with the Securities and Exchange Commission, in the company’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized company executive officer, include the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions and are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

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HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007

FIRST QUARTER – Continued

While forward-looking statements are provided to assist in the understanding of the company’s anticipated future financial performance, the company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the company’s control. Although the company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated National Override Agreements commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely affect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely affect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations; and the company’s operating results could be adversely affected if the value of intangible assets is not fully realized.

The company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the year ended December 31, 2006 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

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HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED MARCH 31,
	2007	2006
	(Unaudited)
REVENUES
Core commissions and fees	$159,069	$146,671
Contingent commissions	33,119	33,725
Investment income	3,037	2,190
Other	2,968	1,199

	198,193	183,785
OPERATING EXPENSES
Compensation and employee benefits	109,118	98,551
Other operating expenses	33,022	30,975
Depreciation	2,113	2,077
Amortization of intangibles	7,414	4,806
Interest expense	5,491	4,611

	157,158	141,020

INCOME BEFORE INCOME TAXES	41,035	42,765
Income taxes	15,813	16,841

NET INCOME	$25,222	$25,924

Net Income Per Share:
Basic	$0.70	$0.72

Assuming Dilution	$0.69	$0.71

Dividends Per Share	$0.1200	$0.1150

Weighted Average Shares Outstanding:
Basic	36,214	35,913

Assuming Dilution	36,724	36,422

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	MARCH 31, 2007	DECEMBER 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$251,168	$254,811
Receivables (net)	303,869	307,692
Prepaid expenses and other current assets	32,009	33,869

TOTAL CURRENT ASSETS	587,046	596,372
PROPERTY & EQUIPMENT (NET)	23,752	22,178
INTANGIBLE ASSETS (NET)	897,519	785,654
OTHER ASSETS	33,751	33,943

	$1,542,068	$1,438,147

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$386,257	$385,556
Accounts payable	18,192	22,572
Accrued expenses	62,358	70,703
Premium deposits and credits due customers	48,455	38,760
Current portion of long-term debt	10,270	9,060

TOTAL CURRENT LIABILITIES	525,532	526,651
LONG-TERM DEBT	300,189	231,957
DEFERRED INCOME TAXES	38,061	32,231
OTHER LONG-TERM LIABILITIES	42,012	43,939
SHAREHOLDERS’ EQUITY
Common Stock (outstanding 36,661 and 36,312 shares, respectively)	262,627	250,359
Retained earnings	370,920	350,084
Accumulated other comprehensive income	2,727	2,926

	636,274	603,369

	$1,542,068	$1,438,147

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED MARCH 31,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED MARCH 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$25,222	$25,924	$0.69	$0.71
Excluding:
Non-operating gains, net of tax	(1,393)	(203)	(0.04)	—

OPERATING NET INCOME	23,829	25,721	0.65	0.71
Plus: Amortization of intangibles	7,414	4,806	0.20	0.13

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES	$31,243	$30,527	$0.85	$0.84

	OPERATING PROFIT THREE MONTHS ENDED MARCH 31,		OPERATING REVENUE THREE MONTHS ENDED MARCH 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$25,222	$25,924	$198,193	$183,785
Excluding:
Non-operating gains	(2,284)	(339)	(2,284)	(339)
Amortization of intangibles	7,414	4,806	—	—
Interest expense	5,491	4,611	—	—
Income taxes	15,813	16,841	—	—

OPERATING PROFIT / REVENUE	$51,656	$51,843	$195,909	$183,446

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	GAAP REVENUE THREE MONTHS ENDED MARCH 31,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2007	2006
Core Commissions & Fees:
Domestic Retail	$133,883	$125,906	$7,977	6.3%	$(8,120)	(0.1)%
Excess & Surplus	7,919	8,795	(876)	(10.0)	—	(10.0)
International	11,577	3,743	7,834	209.3	(7,870)	(1.0)
Other	5,690	8,227	(2,537)	(30.8)	2,206	(4.0)

Total	$159,069	$146,671	$12,398	8.5%	$(13,784)	(0.9)%

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